Exhibit 99.7

CONSENT TO BE NAMED AS

A PERSON ABOUT TO BECOME A DIRECTOR

The undersigned hereby consents to be named in the Registration Statement on Form S-4 to which this Consent has been filed as an exhibit, or any amendment thereto, as a person who shall become a Director of CombinatoRx, Incorporated, such appointment to become effective upon consummation of the merger, as described in the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus contained therein.

/S/ CHRISTOPHER C. GALLEN, M.D., PH.D.
Christopher C. Gallen, M.D., Ph.D.

Date: 4 August, 2009